Exhibit 99.1
International Headquarters
One Enterprise Aliso Viejo, CA 92656
949.461.6000 FAX 949.461. 6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
•   Company beats Cash EPS guidance for 2008
•   Despite continued deterioration in foreign exchange rates, Company reiterates Cash EPS guidance for 2009
     ALISO VIEJO, Calif., February 24, 2009 – Valeant Pharmaceuticals International (NYSE: VRX) today announced fourth quarter and full year financial results for 2008.
     “With our new strategic initiatives beginning to take hold in the fourth quarter, we continue to make strides in staging Valeant for sustainable future growth,” said J. Michael Pearson, chairman and chief executive officer. “We added to our future revenue and cash flow potential by acquiring three solid dermatology businesses, while we continue to see the impact of our cost reduction efforts. We exceeded our goal of $0.60 — $0.80 cash earnings per share for 2008 and expect this solid progress to continue into 2009.”
New Segment Information:
     We restructured our organization in the fourth quarter of 2008 in order to improve our execution and align our resources and product development efforts in the markets in which we operate. Our products are sold through three new segments comprising of Specialty Pharmaceuticals, Branded Generic — Europe and Branded Generic — Latin America. The Specialty Pharmaceuticals segment includes product revenues primarily from the U.S., Canada, Australia and divested businesses located in Argentina, Uruguay and Asia. The Branded Generic — Europe segment includes product revenues from branded generic pharmaceutical products primarily in Poland, Hungary, the Czech Republic and Slovakia. The Branded Generic — Latin America segment includes product revenues from branded generic pharmaceutical products primarily in Mexico and Brazil.
Revenues:
     Total revenue was $183.0 million in the fourth quarter of 2008 as compared to $188.9 million in the fourth quarter of 2007.
     Specialty Pharmaceutical product sales were $89.2 million in the fourth quarter of 2008, as compared to $91.7 million in the fourth quarter of 2007, a decrease of 3% primarily due to operations divested in the first half of 2008 and the impact of unfavorable currency fluctuations, partially offset by product sales from acquisitions completed in the fourth quarter of 2008. At constant exchange rates, net of acquired and divested product sales, specialty pharmaceutical product sales in the fourth quarter of 2008 were flat as compared to the fourth quarter of 2007. Excluding divested businesses, product sales for the specialty pharmaceutical operations grew 6% for the quarter, and 11% at constant exchange rates.
     Sales in Branded Generic — Latin America in the 2008 fourth quarter were $36.9 million as compared to $44.4 million in the same period in the prior year, primarily due to unfavorable currency fluctuations of $7.3 million. Product sales at constant exchange rates in Latin America were flat as compared to the fourth quarter of 2007.
     Sales in Branded Generic — Europe were $35.9 million in the 2008 fourth quarter as compared to $35.9 million in the same period in the prior year. Product sales at constant exchange rate increased $4.4 million, or 12% over the fourth quarter in the prior year.
     Alliance revenue increased 24% to $21.0 million in the 2008 fourth quarter as compared to $16.9 million in the same period in 2007. This increase is due to the recognition of deferred revenues of $4.4 million from the retigabine collaboration agreement with GlaxoSmithKline (GSK).
Operating Expenses/Earnings:
     The company’s cost of goods sold was 26% for both the 2008 fourth quarter and the fourth quarter of 2007.
     Selling, General and Administrative expenses decreased 7% in the fourth quarter of 2008 to $66.4 million as compared to $71.5 million in the fourth quarter of 2007, primarily due to the benefit of exchange rates and cost reduction activities at the company.
     Research and development costs decreased 60% to $11.9 million in the 2008 fourth quarter as compared to $29.4 million reported in the same period in 2007. This decrease is due to the effect of the GSK collaboration, as well as cost reduction efforts by the company. Under collaboration accounting R&D spending in the quarter on the collaboration was offset by a credit from the initial upfront payment.
     In the fourth quarter, the company recorded purchased in-process research and development charges of $186.3 million, related primarily to the previously announced acquisition of Dow Pharmaceutical Sciences, Inc. The company also recorded restructuring, asset impairment and disposition expenses of $17.0 million in the quarter.
     Loss from continuing operations was $150.5 million for the fourth quarter of 2008, or a loss of $1.82 per diluted share as compared to income from continuing operations of $2.1 million, or $0.02 per diluted share for the fourth quarter of 2007. Valeant intends to continue to buy assets in the future, which means that company financials will be subject to certain adjustments for purchase accounting that could significantly change GAAP EPS. Valeant

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believes that excluding these adjustments, such as acquired in-process research and development (IPR&D), restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt and the tax effect of such changes, facilitates investors’ understanding of the trends in the company’s underlying business. Therefore, the company uses a Cash EPS metric to evaluate company financial performance. On a non-GAAP basis, or Cash EPS basis, adjusted income from continuing operations was $43.2 million or $0.52 per diluted share in the fourth quarter of 2008 as compared to adjusted income from continuing operations of $25.1 million, or $0.28 per diluted share in the fourth quarter of 2007. For the full 2008 year, Cash EPS was $0.81 as compared to $0.86 for the full year 2007.
2009 Guidance
     The company has provided a Cash EPS target of between $1.35 and $1.60 in 2009. This calculation of Cash EPS will exclude certain items, such as acquired IPR&D, restructuring, asset impairments and dispositions, amortization expense and the tax effect of such changes and, for 2009, the new non-cash accounting charge for interest on the convertible debt related to FSP APB 14-1.
Conference Call and Webcast Information:
     Valeant will host a conference call today at 11:00 a.m. EST (8:00 a.m. PST) to discuss its 2008 fourth quarter and year end results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 83660030. International callers should dial (973) 200-3961, confirmation code 83660030. A replay will be available approximately two hours following the conclusion of the conference call through March 3, 2009 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 83660030. The company will webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements:
     This press release contains forward-looking statements, including, but not limited to, statements regarding the growth and future development of the company, future acquisitions or dispositions of assets and guidance with respect to expected results of operation. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the company’s ability to realize the benefits of its

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strategic restructuring plan, market conditions and other factors that may influence the company’s determination as to whether and when to repurchase its securities, the ability of the company to complete the programs in compliance with applicable requirements, and other risks and uncertainties discussed in the company’s annual report on Form 10-K for the year ended December 31, 2007 and other filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
Non-GAAP Information:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development, restructuring, amortization, gain on early extinguishment of debt, and certain taxes. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

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Valeant Pharmaceuticals International	Table 1
Consolidated Condensed Statement of Income
For the Three and Twelve Months Ended December 31, 2008 and 2007

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share data)	2008	2007	% Change	2008	2007	% Change
Product sales	$162,023	$171,991	-6%	$593,165	$603,051	-2%
Alliance revenue (a)	20,991	16,949	24%	63,812	86,452	-26%

Total revenues	183,014	188,940	-3%	656,977	689,503	-5%

Cost of goods sold	41,589	44,976	-8%	167,916	158,060	6%
Selling, general and administrative (“SG&A”)	66,350	71,478	-7%	278,019	292,001	-5%
Research and development costs, net	11,867	29,429	-60%	86,967	97,957	-11%
Acquired in-process research and development	186,300	—	—	186,300	—	—
Restructuring, asset impairments and dispositions	17,001	9,601	77%	21,295	27,675	-23%
Amortization expense	12,357	13,438	-8%	49,973	55,985	-11%

	335,464	168,922	99%	790,470	631,678	25%

Income (loss) from operations	(152,450)	20,018		(133,493)	57,825

Interest expense, net	(798)	(5,864)		(13,357)	(25,337)
Gain (loss) on early extinguishment of debt	3,327	—		(11,555)	—
Other income (expense), net including translation and exchange	5,447	(844)		2,063	1,659

Income (loss) from continuing operations before income taxes and minority interest	(144,474)	13,310		(156,342)	34,147

Provision for income taxes	5,974	11,224		39,701	13,535
Minority interest	2	—		7	2

Income (loss) from continuing operations	(150,450)	2,086		(196,050)	20,610

Income (loss) from discontinued operations, net	(14,798)	(22,419)		172,336	(26,796)

Net loss	$(165,248)	$(20,333)		$(23,714)	$(6,186)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(1.82)	$0.02		$(2.24)	$0.22
Discontinued operations, net	(0.18)	(0.24)		1.97	(0.29)

Net loss	$(2.00)	$(0.22)		$(0.27)	$(0.07)

Shares used in per share computation	82,585	90,459		87,480	93,029

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(1.82)	$0.02		$(2.24)	$0.22
Discontinued operations, net	(0.18)	(0.24)		1.97	(0.29)

Net loss	$(2.00)	$(0.22)		$(0.27)	$(0.07)

Shares used in per share computation	82,585	90,978		87,480	93,976

(a)	Alliance revenue for the three and twelve months ended December 31, 2008 relates to ribavirin royalty of $16.6 million and $59.4 million respectively and alliance revenue from the GSK collaboration of $4.4 million in the three and twelve months ended December 31, 2008. Alliance revenue for the three and twelve months ended December 31, 2007 includes ribavirin royalties of $16.9 million and $67.3 million respectively and a $19.2 million milestone payment received from Schering-Plough related to the out-licensing of pradefovir in the twelve months ended December 31, 2007.

Valeant Pharmaceuticals International	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three and Twelve Months Ended December 31, 2008 and 2007

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Income (loss) from continuing operations	$(150,450)	$2,086	$(196,050)	$20,610

Non-GAAP adjustments:
Acquired in-process research and development	186,300	—	186,300	—
Restructuring, asset impairments and dispositions	17,001	9,601	21,295	27,675
Amortization expense	12,357	13,438	49,973	55,985

	215,658	23,039	257,568	83,660
(Gain) loss on early extinguishment of debt	(3,327)	—	11,555	—
Tax on adjustments	(18,726)	(44)	(1,351)	(22,985)

Total adjustments, net of tax	193,605	22,995	267,772	60,675

Adjusted income from continuing operations	$43,155	$25,081	$71,722	$81,285

GAAP earnings per share — diluted	$(1.82)	$0.02	$(2.24)	$0.22

Cash earnings per share — diluted	$0.52	$0.28	$0.81	$0.86

Shares used in diluted per share calculation — GAAP earnings per share	82,585	90,978	87,480	93,976

Shares used in adjusted diluted per share calculation — Cash earnings per share	83,738	90,978	88,467	93,976

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense and the tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
This presentation includes Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding acquired in-process research and development, restructuring assets impairments and dispositions, amortization expense, gain or loss on early extinguishment of debt and the tax effect of such charges.

Valeant Pharmaceuticals International	Table 3
Consolidated Condensed Statement of Product Sales — by Segment
For the Three and Twelve Months Ended December 31, 2008 and 2007
(In thousands)
Product sales

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	% Change	2008	2007	% Change
Specialty pharmaceuticals
U.S.
Dermatology (a)	$31,598	$30,170	5%	$91,708	$92,751	-1%
Neurology & Other	39,855	35,187	13%	127,641	131,968	-3%

Total U.S. (a)	71,453	65,357	9%	219,349	224,719	-2%
Canada	14,161	14,810	-4%	56,988	51,952	10%
Australia (a)	3,558	4,109	-13%	21,602	19,467	11%

	89,172	84,276	6%	297,939	296,138	1%
Divested business	—	7,426	—	5,784	30,544	-81%

Total specialty pharmaceuticals	89,172	91,702	-3%	303,723	326,682	-7%

Branded generic — Latin America	36,930	44,381	-17%	136,638	151,299	-10%
Branded generic — Europe	35,921	35,908	0%	152,804	125,070	22%

	$162,023	$171,991	-6%	$593,165	$603,051	-2%

Total, net of divested businesses	$162,023	$164,565	-2%	$587,381	$572,507	3%
Currency impact and product sales excluding currency impact

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
		2008				2008
	2008	excluding			2008	excluding
	currency	currency		%	currency	currency		%
	impact	impact	2007	Change	impact	impact	2007	Change
Specialty pharmaceuticals
U.S.	$—	$71,453	$65,357	9%	$—	$219,349	$224,719	-2%
Canada	3,309	17,470	14,810	18%	85	57,073	51,952	10%
Australia	1,155	4,713	4,109	15%	(633)	20,969	19,467	8%

	4,464	93,636	84,276	11%	(548)	297,391	296,138	0%
Divested business	—	—	7,426	—	27	5,811	30,544	-81%

Total specialty pharmaceuticals	4,464	93,636	91,702	2%	(521)	303,202	326,682	-7%

Branded generic — Latin America	7,300	44,230	44,381	0%	1,218	137,856	151,299	-9%
Branded generic — Europe	4,445	40,366	35,908	12%	(17,935)	134,869	125,070	8%

	$16,209	$178,232	$171,991	4%	$(17,238)	$575,927	$603,051	-4%

Total, net of divested businesses	$16,209	$178,232	$164,565	8%	$(17,265)	$570,116	$572,507	0%

(a)	Products sales in the U.S. and Australia in the three and twelve months ended December 31, 2008 include the sales of products acquired in the fourth quarter from Coria in the U.S. and DermaTech in Australia of $8.2 million and $0.8 million, respectively. Product sales excluding currency impact, divested businesses and sales of products acquired from Coria and DermaTech grew 3% for the three months ended December 31, 2008 and declined 2% in the twelve months ended December 31, 2008.
To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense and the tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Note: Currency effect is determined by comparing adjusted 2008 reported amounts, calculated using 2007 monthly average exchange rates, to the actual 2007 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

Valeant Pharmaceuticals International	Table 4
Consolidated Condensed Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three and Twelve Months Ended December 31, 2008 and 2007
(In thousands)
Cost of sales

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
		% of		% of		% of		% of
		product		product		product		product
	2008	sales	2007	sales	2008	sales	2007	sales
Specialty pharmaceuticals	$18,442	21%	$17,532	19%	$64,027	21%	$66,589	20%
Branded generic — Latin America	9,193	25%	14,083	32%	46,338	34%	44,486	29%
Branded generic — Europe	13,919	39%	13,277	37%	58,408	38%	46,430	37%

Corporate	35	—	84	—	(857)	—	555	—

	$41,589	26%	$44,976	26%	$167,916	28%	$158,060	26%

Non-GAAP operating income (a)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
	2008	2007	Change	2008	2007	Change
Specialty pharmaceuticals	$34,768	$18,735	86%	$44,300	$46,204	-4%
Branded generic — Latin America	13,624	13,500	1%	29,670	40,713	-27%
Branded generic — Europe	10,641	12,891	-17%	43,187	42,840	1%

	59,033	45,126	31%	117,157	129,757	-10%

Alliances & Corporate	4,175	(2,069)	—	6,918	11,728	-41%

Total Non-GAAP operating income	$63,208	$43,057	47%	$124,075	$141,485	-12%

Currency impact and non-GAAP operating income excluding currency impact

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
		2008				2008
	2008	excluding			2008	excluding
	currency	currency		%	currency	currency		%
	impact	impact	2007	Change	impact	impact	2007	Change
Specialty pharmaceuticals	$1,356	$36,124	$18,735	93%	$(651)	$43,649	$46,204	-6%
Branded generic — Latin America	2,311	15,935	13,500	18%	1,626	31,296	40,713	-23%
Branded generic — Europe	1,243	11,884	12,891	-8%	(4,508)	38,679	42,840	-10%

	$4,910	$63,943	$45,126	42%	$(3,533)	$113,624	$129,757	-12%

(a)	Excludes from GAAP operating income (loss) of ($152.5) million, ($133.5) million, $20.0 million and $57.8 million in the three and twelve months ended December 31, 2008 and 2007 respectively, the following non-GAAP adjustments: acquired in-process research and development, restructuring, asset impairments and dispositions and amortization expense in the three and twelve months ended December 31, 2008 and December 31, 2007 of $215.7 million and $257.6 million and $23.0 million and $83.7 million, respectively.
To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense and the tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Note: Currency effect is determined by comparing adjusted 2008 reported amounts, calculated using 2007 monthly average exchange rates, to the actual 2007 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

Valeant Pharmaceuticals International	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)

	As of	As of
	December 31,	December 31,
	2008	2007
Balance Sheet Data
Cash and cash equivalents (a)	$199,582	$309,365
Marketable securities (a)	19,193	52,122

Total cash and marketable securities	$218,775	$361,487

Accounts receivable, net	$144,509	$147,863
Inventory, net	72,972	80,150
Long-term debt	447,862	782,552

(a)	December 31, 2007 includes cash and cash equivalents and marketable securities of discontinued operations.
Other Data

	Twelve Months Ended
	December 31,
	2008	2007
Cash flow provided by (used in):
Operating activities, continuing operations	$206,770	$100,565
Operating activities, discontinued operations	9,759	(8,044)
Investing activities (b)	169,918	(39,342)
Financing activities (b)	(475,004)	(93,317)
Effect of exchange rate changes on cash and cash equivalents (b)	(21,226)	23,924

Net decrease in cash and cash equivalents (b)	(109,783)	(16,214)
Net increase (decrease) in marketable securities (b)	(32,929)	41,752

Net increase (decrease) in cash and marketable securities (b)	$(142,712)	$25,538

     (b) Includes results from discontinued operations.

Three months
ended
December 31,
2008
GSK Collaboration — Retigabine
Valeant SG&A	$483
Valeant R&D	10,193

10,676
GSK	2,394

$13,070

Equalization (difference between individual partner costs and 50% of total)	$4,141

	Three months ended December 31, 2008
	Balance sheet	Alliance revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	—	—	—
Incurred cost			483	10,193
Release from upfront payment deferral	10,909	(4,374)	(483)	(6,052)

	114,091
Equalization receivable from GSK	4,141			(4,141)

	$109,950	$(4,374)	$—	$—